UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

Intelsat S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg		L-1246
(Address of principal executive offices)		(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Tender Offer and Consent Solicitation

On September 19, 2012, Intelsat S.A. issued a press release announcing that Intelsat S.A.’s indirect wholly-owned subsidiary, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its $603,220,000 outstanding 11 1/4% Senior Notes due 2016 (the “11 1/4% Notes”). In connection with the Tender Offer, Intelsat Jackson is also soliciting the consent of the holders of the 11 1/4% Notes to certain proposed amendments to the indenture governing the 11 1/4% Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.

Notes Offering

On September 19, 2012, Intelsat S.A. issued a press release to announce that Intelsat Jackson commenced a private offering of $640,000,000 aggregate principal amount of senior notes due 2022.

On September 19, 2012, Intelsat S.A. issued a press release to announce that Intelsat Jackson priced such offering of senior notes and will issue $640,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2022.

The press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated September 19, 2012 entitled “Intelsat Announces Proposed Offering of Senior Notes”

99.2	Press Release dated September 19, 2012 entitled “Intelsat Announces Tender Offer and Consent Solicitation for 11 1/4% Senior Notes due 2016 of Intelsat Jackson Holdings S.A.”

99.3	Press Release dated September 19, 2012 entitled “Intelsat Announces Pricing of Senior Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: September 19, 2012	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated September 19, 2012 entitled “Intelsat Announces Proposed Offering of Senior Notes”

99.2	Press Release dated September 19, 2012 entitled “Intelsat Announces Tender Offer and Consent Solicitation for 11 1/4% Senior Notes due 2016 of Intelsat Jackson Holdings S.A.”

99.3	Press Release dated September 19, 2012 entitled “Intelsat Announces Pricing of Senior Notes”